UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2006

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS.

On September 20, 2006, the Company commenced an undertaking to solicit consents with respect to four issues of its outstanding debt and two additional issues of its outstanding convertible debt.  In the solicitation, the Company sought consents to certain amendments to its Indentures and waivers of certain defaults that may have occurred under the Indentures.  The consent deadline for all issues was originally September 27, 2006, but was extended until September 28, 2006 for the 7.125% debentures due 2028.

The Company has received the requisite number of consents for each of the issues of outstanding debt and convertible debt.  Accordingly, Bausch & Lomb now has until 5:30 p.m., New York City time on January 31, 2007, to file the required financial reports with the Securities and Exchange Commission, as described in the Consent Solicitation Statement.

In accordance with the consent solicitation terms, the Company intends to complete supplemental indentures with the trustee for each issue of outstanding debt and convertible debt to effect the amendments and waivers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Stephen C. McCluski
Stephen C. McCluski
Senior Vice President and Chief Financial Officer

Date: September 28, 2006